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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

Cooper Cameron Corporation:

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-__________) and related Prospectus of Cooper Cameron Corporation for the registration of 3,625,000 shares of its common stock and the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

                                                      Ernst & Young LLP
Houston, Texas
May 22, 1996